UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

ACTUANT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Holly A. Van Deursen was appointed to the Board of Directors, effective May 7, 2008. Ms. Van Deursen spent 24 years in the oil and chemical industry serving on BP plc’s executive team, as Group Vice President Petrochemicals from 2003-2005 and Group Vice President Strategy from 2001-2003. Prior to these executive leadership positions, Ms. Van Deursen held a variety of senior roles with BP and Amoco Corporation in Chicago, London and Hong Kong. Ms. Van Deursen currently serves as a director of Petroleum Geo-Services, Bemis Company, Inc. and Capstone Turbine Corporation and advises and invests in start-up companies.

A copy of the press release announcing the appointment of Ms. Van Deursen is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description
99.1	Press Release of Actuant Corporation dated May 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: May 13, 2008
/s/ Andrew G. Lampereur

Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer